Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
John G. Murray, President or
Mark L. Kleifges, CFO
(617) 964-8389
www.hptreit.com

HPT Announces Third Quarter 2003 Operating Results

Newton, MA (November 3, 2003):  Hospitality Properties Trust (NYSE:HPT) today announced its results of operations for the quarter ended September 30, 2003:

	(amounts in thousands, except per share amounts)
	Quarter Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002

Net income	$30,897	$34,645	$94,081	$103,466

Net income available for common shareholders	$27,202	$32,864	$82,996	$98,122

Funds from operations (“FFO”)	$56,791	$63,248	$171,268	$185,130

Cash available for distribution (“CAD”)	$48,171	$53,513	$146,601	$157,149

Common distributions declared	$45,063	$45,034	$135,179	$134,470

Per common share amounts:

Net income available for common shareholders	$0.43	$0.53	$1.33	$1.57

Funds from operations (“FFO”)	$0.91	$1.01	$2.74	$2.96

Common distributions declared	$0.72	$0.72	$2.16	$2.15

Weighted average common shares outstanding	62,587	62,547	62,572	62,535

Hospitality Properties Trust is a real estate investment trust, or REIT, headquartered in Newton, Massachusetts, which invests in hotels.  HPT has investments in 274 hotels located in 38 states.

(end)

Hospitality Properties Trust
CONSOLIDATED STATEMENT OF INCOME, FUNDS FROM OPERATIONS
AND CASH AVAILABLE FOR DISTRIBUTION
(amounts in thousands, except per share data)

		Quarter Ended September 30,		Nine Months Ended September 30,
		2003	2002	2003	2002
	Revenues:
	Rental income	$48,163	$62,544	$160,251	$182,973
	Hotel operating revenues (1)	72,338	21,469	140,498	59,918
	FF&E reserve income (2)	4,318	5,773	14,132	16,708
	Interest income	44	35	335	271
	Total revenues	124,863	89,821	315,216	259,870

	Expenses:
	Hotel operating expenses (1)	51,064	14,207	97,168	38,605
	Interest (including amortization of deferred financing costs of $626, $683, $1,853 and $2,006, respectively)	11,508	10,892	31,910	32,005
	Depreciation and amortization	26,859	24,258	77,075	72,178
	General and administrative	4,535	4,219	12,400	12,016
	Loss on early extinguishment of debt (3)	—	1,600	2,582	1,600
	Total expenses	93,966	55,176	221,135	156,404

	Net income	30,897	34,645	94,081	103,466
	Preferred distributions	(3,695)	(1,781)	(11,085)	(5,344)
	Net income available for common shareholders	$27,202	$32,864	$82,996	$98,122

	Calculation of FFO (4):
	Net income available for common shareholders	$27,202	$32,864	$82,996	$98,122
Add:	FF&E deposits not in net income (2)	2,341	3,935	7,765	11,333
	Depreciation and amortization	26,859	24,258	77,075	72,178
	Deferred percentage rent (5)	389	591	850	1,897
	Loss on early extinguishment of debt (3)	—	1,600	2,582	1,600

	Funds from operations (“FFO”)	$56,791	$63,248	$171,268	$185,130

	Calculation of CAD (4):
	FFO	$56,791	$63,248	$171,268	$185,130
Add:	Non-cash expenses (6)	727	1,084	2,002	3,168

Less:	FF&E reserve income and escrows (1) (2)	(7,006)	(6,884)	(18,904)	(19,816)
	FF&E deposits not in net income (2)	(2,341)	(3,935)	(7,765)	(11,333)

	Cash available for distribution (“CAD”)	$48,171	$53,513	$146,601	$157,149

	Weighted average common shares outstanding	62,587	62,547	62,572	62,535

	Per common share amounts:
	Net income available for common shareholders	$0.43	$0.53	$1.33	$1.57
	FFO (4)	$0.91	$1.01	$2.74	$2.96
	Common distributions declared	$0.72	$0.72	$2.16	$2.15

See Notes on page 4.

Hotel Revenue Data

The following table summarizes the hotel operating statistics reported to us by our third party tenants and managers for 271 hotels (36,759 rooms) that were open for a full year as of January 1, 2003.

	Third Quarter				Year to Date
	2003	2002	Change		2003	2002	Change

Average Daily Rate (“ADR”)	$76.76	$78.63	-2.4%		$77.68	$79.86	-2.7%
Occupancy	74.5%	75.7%	-1.2	pts	72.0%	73.5%	-1.5	pts
Revenue Per Available Room (“RevPAR”)	$57.19	$59.52	-3.9%		$55.93	$58.70	-4.7%

Key Balance Sheet Data

(in thousands)

	September 30, 2003	December 31, 2002

Cash and cash equivalents	$4,418	$7,337

Real Estate, at cost	$3,089,006	$2,762,322

Debt, net of discount
Floating rate – Credit Facility, due 2005	$104,000	$—
Fixed rate – 7.00% Senior Notes, due 2008	149,881	149,861
Fixed rate – 8.50% Senior Notes, due 2009	—	150,000
Fixed rate – 9.125% Senior Notes, due 2010	49,958	49,953
Fixed rate – 6.85% Senior Notes, due 2012	124,218	124,151
Fixed rate – 6.75% Senior Notes, due 2013	297,079	—
Total Debt	$725,136	$473,965

Book Equity
9.5% Series A Preferred (3,000,000 shares outstanding)	$72,207	$72,207
8.875% Series B Preferred (3,450,000 shares outstanding)	83,306	83,306
Common (62,587,078 and 62,547,348 shares outstanding, respectively)	1,439,704	1,489,507
Total Equity	$1,595,217	$1,645,020

Additional Data
(in thousands, except percentages and ratios)

	September 30, 2003	December 31, 2002
Leverage Ratios
Total Debt / Total Assets	27.5%	19.7%
Total Debt / Real Estate, at cost	23.5%	17.2%
Total Debt / Total Book Capitalization	31.3%	22.4%
Variable Rate Debt / Total Book Capitalization	4.5%	—

	Nine Months Ended September 30,
Cash Flow Data	2003	2002
Cash flow provided by (used in):
Operating activities	$158,224	$154,767
Investing activities	$(264,238)	$(140,189)
Financing activities	$103,095	$(53,037)

See Notes on page 4.

(1)          As of September 30, 2003, all of our 274 hotels are leased to or managed by third parties; we do not operate hotels.  At September 30, 2003, we have 205 leased hotels and 69 managed hotels compared to 233 leased hotels and 18 managed hotels at September 30, 2002.  All of our managed hotels are leased to our taxable REIT subsidiary, or TRS, or its subsidiaries.  Our consolidated statement of income includes hotel operating revenue and expenses from hotels managed for us, and only rental income for leased hotels.  Certain of our managed hotels which are leased to our TRS generated net operating results that were $171 and $859 less than the minimum return due to us for the 2003 and 2002 third quarter, respectively, and $183 and $3,174 less than the minimum return due to us for the nine months ended September 30, 2003 and 2002, respectively. These amounts were funded by our managers and are reflected as a reduction in hotel operating expenses. The amounts in the following table include the net revenues over expenses for our 69 managed hotels from the date those hotels began to be leased to our TRS.

	Quarter Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002

Hotel operating revenues	$72,338	$21,469	$140,498	$59,918
Less: Hotel operating expenses	51,064	14,207	97,168	38,605
Net payments by our managers to our subsidiary tenant	21,274	7,262	43,330	21,313
Less: Payments made into FF&E Reserve escrows	2,688	1,111	4,772	3,108
Net	$18,586	$6,151	$38,558	$18,205

(2)           Various percentages of total sales at most of our hotels are escrowed as reserves for future renovations or refurbishment, or FF&E Reserve escrows.  We own the FF&E Reserve escrows for some of the hotels leased to third parties.  We have a security and remainder interest in the FF&E Reserve escrows for the remaining hotels leased to third parties.  When we own the escrow, at hotels leased to third parties, generally accepted accounting principles require that payments into the escrow be reported as additional rent.  When we have a security and remainder interest in the escrow accounts, at hotels leased to third parties, deposits are not included in revenue but are included in FFO.  CAD and EBITDA exclude all FF&E Reserves escrows.

(3)           Represents the write off of unamortized deferred financing costs related to early extinguishment of debt.

(3)          We compute FFO and CAD as shown in the calculations above. Our calculation of FFO differs from the NAREIT definition because we include FF&E deposits not included in net income (see note 2) and deferred percentage rent (see note 4) and exclude loss on early extinguishment of debt not settled in cash (see note 5).  We consider FFO and CAD to be appropriate measures of performance for a REIT, along with net income and cash flow from operating, investing and financing activities. We believe that FFO and CAD provide useful information to investors because by excluding the effects of certain historical costs, such as depreciation expense and losses on early extinguishment of debt, they can facilitate comparison of current operating performance among REITs. FFO and CAD do not represent cash generated by operating activities in accordance with generally accepted accounting principles, or GAAP, and should not be considered alternatives to net income or cash flow from operating activities as a measure of financial performance or liquidity. FFO and CAD are two important factors considered by our board of trustees when determining the amount of distributions to shareholders. Other important factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving bank credit facility and public debt covenants, the availability of debt and equity capital to us and our expectation of our future performance.

(4)        We recognize percentage rental income received for the first, second and third quarters in the fourth quarter.  Although recognition of revenue is deferred for purposes of calculating net income, the calculations of FFO and CAD include amounts received with respect to periods shown.

(5)        Represents the amortization of deferred debt issuance costs and discounts, stock based compensation and expenses settled in shares.